                                                                    EXHIBIT 10.1

                      FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 3rd day of May, 1996 (this "Amendment"), is made among AMERICAN PREPAID PROFESSIONAL SERVICES, INC., a Florida corporation (the "Borrower"), COMPDENT CORPORATION, a Delaware corporation formerly known as APPS Dental, Inc. (the "Parent"), FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union") and NATIONSBANK, N.A. (SOUTH), formerly known as NationsBank of Georgia, N.A. ("NationsBank," and, together with First Union, the "Lenders"), and FIRST UNION, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

     A. The Borrower, the Parent, the Lenders and the Agent are parties to a Credit Agreement, dated as of June 30, 1995 (the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     B. The Borrower has requested that the Lenders agree to increase the aggregate principal amount of the Total Revolving Credit Commitment and make certain other amendments to the Credit Agreement, and the Lenders have agreed to effect such amendments upon the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   AMENDMENTS

     1.1 Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:

          (a) The definition of "Acquisition Amount" is hereby amended by deleting clause (iv) therefrom and renumbering clause (v) as clause (iv).

          (b) The definition of "Expiry Date" is hereby amended by deleting the words "June 30, 2000" therefrom and substituting the words "December 31, 2000" therefor.

          (c) The definition of "Reportable Event" is hereby amended and restated in its entirety as follows:

             " 'Reportable Event' shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of or timely make any required installment under Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such "reportable event" subject to advance notice to the PBGC under
        Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA."

          (d) The following definition is hereby added to the Credit Agreement in proper alphabetical order:

             " 'Consolidated EBITDA' shall mean, for any period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of Consolidated Interest Expense, federal and state income taxes, depreciation, amortization of intangible assets and other noncash expenses or charges reducing income, all to the extent taken into account in the calculation of Consolidated Net Income for such period, minus (iii) to the extent taken into account in the calculation of Consolidated Net Income for such period, noncash credits increasing income for such period."

     1.2 Scheduled Reductions in Aggregate Commitment.  The table set forth in
Section 2.6(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                                                                               AGGREGATE
                                     "DATE                                    COMMITMENT
    ------------------------------------------------------------------------  -----------
    December 31, 1998.......................................................  $43,333,333
    December 31, 1999.......................................................  $21,666,667
    December 31, 2000.......................................................            0"

     1.3 Permitted Acquisitions. Section 5.8(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "(a) Subject to the provisions of subsection (c) below and the requirements contained in the definition of Allowed Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time after the Closing Date effect Allowed Acquisitions, provided that (i) the aggregate of the Acquisition Amounts for all Allowed Acquisitions consummated during any single fiscal year shall not exceed (y) for the fiscal year ending December 31, 1996, $20,000,000 (such limitation being calculated without regard to the Acquisition Amounts in connection with the Acquisitions by the Borrower of Texas Dental Plans, Inc., Dental Plans International, Inc., Dental Provider Resources, Inc., National Dental Plans, Inc., Dental Care Plus Management, Corp. and I.H.C.S., Inc. and (z) for any fiscal year ending after December 31, 1996, Consolidated EBITDA for the immediately preceding fiscal year, and (ii) with respect to each Allowed Acquisition, no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Allowed Acquisition or would exist immediately after giving effect thereto."

     1.4. Financial Covenants. (a) Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "6.1. Ratio of Consolidated Funded Debt to Consolidated Total
     Capital. The Parent will not permit the ratio of Consolidated Funded Debt to Consolidated Total Capital to be greater than: (i) 0.5 to 1.0 as of the last day of the fiscal quarter ending September 30, 1995, and as of the last day of any fiscal quarter ending thereafter up to and including the fiscal quarter ending December 31, 1998; (ii) 0.4 to 1.0 as of the last day of the fiscal quarter ending March 31, 1999, and as of the last day of any fiscal quarter ending thereafter up to and including the fiscal quarter ending December 31, 1999; and (iii) 0.3 to 1.0 as of the last day of any fiscal quarter ending thereafter."

     (b) Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "6.2. Ratio of Consolidated EBITA to Consolidated Interest
     Expense. The Parent will not permit the ratio of Consolidated EBITA to Consolidated Interest Expense to be less than: (i) 3.0 to 1.0 for the fiscal quarter ending September 30, 1995, and for any fiscal quarter ending thereafter up to and including the fiscal quarter ending December 31, 1996;
     (ii) 3.5 to 1.0 for
     the fiscal quarter ending March 31, 1997, and for any fiscal quarter ending thereafter up to and including the fiscal quarter ending December 31, 1997; and (iii) 4.0 to 1.0 for any fiscal quarter ending thereafter."

     (c) Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "6.3. Ratio of Consolidated Funded Debt to Consolidated Pro Forma EBITDA. The Parent will not permit the ratio of Consolidated Funded Debt as of the last day of any fiscal quarter to Consolidated Pro Forma EBITDA for the period of four consecutive fiscal quarters then ending to be greater than: (i) 3.0 to 1.0 as of the last day of the fiscal quarter ending September 30, 1995, and as of the last day of any fiscal quarter ending thereafter up to and including the fiscal quarter ending December 31, 1998; (ii) 2.5 to 1.0 as of the last day of the fiscal quarter ending March 31, 1999, and as of the last day of any fiscal quarter ending thereafter up to and including the fiscal quarter ending December 31, 1999; and (iii) 2.0 to 1.0 as of the last day of any fiscal quarter ending thereafter."

     (d) Section 6.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "6.4. Consolidated Net Worth. The Parent will not permit Consolidated Net Worth as of the last day of any fiscal quarter, beginning with the fiscal quarter ending March 31, 1996, to be less than the sum of (i) $100,000,000, plus (ii) 90% of the aggregate of Consolidated Net Income for each fiscal quarter ending after March 31, 1996 (provided that Consolidated Net Income for any such fiscal quarter shall be taken into account for purposes of this calculation only if positive), plus (iii) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Parent and its Subsidiaries, as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, resulting from the issuance of equity securities or other capital investments after March 31, 1996."

     1.5. Revolving Credit Commitments. The Revolving Credit Commitment of each Lender set forth opposite such Lender's name on its signature page to the Credit Agreement under the caption "Revolving Credit Commitment" is hereby deleted and is replaced with the amount set forth opposite such Lender's name on the signature pages to this Amendment under the caption "Revolving Credit Commitment."

     1.6. Name Changes. (a) All references in the Credit Agreement to "NationsBank" shall be deemed to be references to NationsBank, N.A. (South).

     (b) All references in the Credit Agreement to the "Parent" or "APPS Dental, Inc." shall be deemed to be references to CompDent Corporation, a Delaware corporation formerly known as APPS Dental, Inc.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Each of the Parent and the Borrower hereby represents and warrants to the Agent and each Lender as follows:

          2.1 Corporate Organization and Power. Each of the Parent and the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the full corporate power and authority to execute, deliver and perform this Amendment and each of the other Credit Documents required in connection herewith to which it is a party.

          2.3 Authorization; Enforceability. Each of the Parent and the Borrower has taken all necessary corporate action to execute, deliver and perform, and has validly executed and delivered, this Amendment and each of the other Credit Documents required in connection herewith to which it is a party. This Amendment and each of such other Credit Documents constitutes the legal, valid and binding obligation of each of the Parent and the Borrower, as applicable, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

          2.3. No Violation. The execution, delivery and performance by each of the Parent and the Borrower of this Amendment and each of the other Credit Documents required in connection herewith to which it is a party, and compliance by it therewith, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws, (ii) contravene in any material respect any other applicable Requirement of Law, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, loan agreement, mortgage or other instrument relating to Debt or any other material lease, agreement or instrument to which it is a party, by which it or any of its properties is bound or to which it may be subject, (iv) result in or require the creation or imposition of any Lien upon any of its properties, other than Liens created pursuant to the Credit Documents, or (v) require the approval or consent of any Person not a Governmental Authority, other than such approvals and consents as have been obtained as required and such approvals and consents the failure to obtain which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          2.4 Governmental Authorization. No consent, approval, authorization, exemption or other action by, notice to, or filing with, any Governmental Authority is required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Parent and the Borrower of this Amendment and the other Credit Documents required in connection herewith to which it is a party or the legality, validity or enforceability hereof or thereof.

          2.5 Representations and Warranties. Each of the representations and warranties of the Parent and the Borrower contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

          2.6 No Default. No Default or Event of Default has occurred and is continuing.

                                  ARTICLE III

                          CONDITIONS TO EFFECTIVENESS

     The effectiveness of the amendments to the Credit Agreement set forth in this Amendment is subject to the satisfaction of the following conditions:

          3.1 Revolving Credit Notes. The Agent shall have received, in replacement of the outstanding Revolving Credit Notes, a new Revolving Credit Note for each Lender in the amount of such Lender's Revolving Credit Commitment (as set forth opposite its signature hereto), each duly completed and executed by the Borrower in substantially the form of EXHIBIT A.

          3.2 Representations and Warranties; Officer's Certificate. The following shall be true and the Agent shall have received a certificate, signed by the chief executive officer or chief financial officer of each of the Parent and the Borrower, in form and substance satisfactory to the Lenders, certifying that (i) each of the representations and warranties of the Parent and the Borrower contained in this Amendment, the Credit Agreement and the other Credit Documents is true and correct as of the date of such certificate, both immediately before and after giving effect to the amendments effected hereby (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the amendments effected hereby, and (iii) each of the conditions set forth in this Article III has been satisfied.

          3.3 Parent Secretary's Certificate. The Agent shall have received a certificate, signed by the secretary or an assistant secretary of the Parent, in form and substance satisfactory to the Lenders, certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of the Parent, certified as of a recent date by the Secretary of State of Delaware, and that such certificate has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Parent as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Parent authorizing the execution, delivery and performance of this Amendment and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Parent executing this Amendment or any of such other Credit Documents, and attaching all such copies of the documents described above.

          3.4 Borrower Secretary's Certificate. The Agent shall have received a certificate, signed by the secretary or an assistant secretary of the Borrower, in form and substance satisfactory to the Lenders, certifying (i) that attached thereto is a true and complete copy of the articles of incorporation and all amendments thereto of the Borrower, certified as of a recent date by the Secretary of State of Florida, and that such articles have not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Amendment or any of such other Credit Documents, and attaching all such copies of the documents described above.

          3.5 Good Standing Certificates. The Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Parent and Borrower under the laws of its jurisdiction of incorporation, from the appropriate Governmental Authority of such jurisdiction and (ii) a certificate as of a recent date as to the qualification of each of the Parent and the Borrower to conduct business as a foreign corporation in the State of Georgia, from the Secretary of State of Georgia.

          3.6 Opinions of Counsel. The Agent shall have received the favorable opinions, addressed to the Agent and the Lenders, of (i) Goodwin, Proctor & Hoar, special counsel to the Parent and the Borrower, in substantially the form of Exhibit B-1, and (ii) Bruce A. Mitchell, general counsel to the Parent and the Borrower, in substantially the form of Exhibit B-2, and in each case addressing such other matters as the Agent or any Lender may reasonably request.

          3.7 No Material Adverse Change. Since December 31, 1994, both immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect (it being understood that neither the CompDent Acquisition nor the acquisition of Texas Dental Plans, Inc., Dental Plans International, Inc., Dental Provider Resources, Inc. or National Dental Plans, Inc. constitutes, as such, a Material Adverse Change).

          3.8 Payment of Fees. The Borrower shall have paid (i) to First Union, for its own account, the facility fee set forth in the Commitment letter from the Agent to the Borrower dated March 1, 1996, and (ii) to NationsBank, for its own account, any commitment, facility or other fees agreed upon by the Borrower and NationsBank and required to be paid as a condition to the effectiveness of the amendments to the Credit Agreement set forth herein.

          3.9 Other Documents. The Agent and each Lender shall have received such other documents, certificates, opinions and instruments as it shall have reasonably requested.

                                   ARTICLE IV

                              EFFECT OF AMENDMENT

     4.1 Credit Agreement From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     4.2 Parent Guaranty and Pledge. The Parent recognizes and acknowledges (i) that it has obtained and will continue to obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, (ii) that it is a condition to the effectiveness of the amendments to the Credit Agreement set forth in this Amendment and to the continued extension of credit to the Borrower under the Credit Agreement that the Parent shall have confirmed and ratified its agreements under the Parent Guaranty and the Parent Pledge Agreement, and shall have evidenced its agreement to the other terms and provisions hereof, by executing and delivering this Amendment, and (iii) that the Agent and the Lenders have relied and will continue to rely on the Parent Guaranty and the Parent Pledge Agreement in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into this Amendment or continue to extend credit to the Borrower under the Credit Agreement without the agreements of the Parent set forth herein. Accordingly, the Parent hereby irrevocably, absolutely and unconditionally (a) approves and consents to the amendments to the Credit Agreement set forth in this Amendment and to the execution and delivery by the Borrower of this Amendment and all other Credit Documents required or provided in connection herewith, (b) confirms and ratifies all of its covenants and agreements set forth in the Parent Guaranty (including, without limitation, the guaranties set forth in Section 1 thereof) and the Parent Pledge Agreement (including, without limitation, the pledge and grant of security interests set forth in Section 1 thereof), and (c) agrees that its liabilities and obligations under the Parent Guaranty and the Parent Pledge Agreement shall not be discharged, limited or otherwise affected by reason of the amendments to the Credit Agreement set forth in this Amendment and that each of the Parent Guaranty and the Parent Pledge Agreement shall remain in full force and effect in accordance with its terms.

                                   ARTICLE V

                                 MISCELLANEOUS

     5.1 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     5.2 Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Agent and each Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

     5.3 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     5.4. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto (provided that the amendments to the Credit Agreement set forth herein shall become effective as provided in Article III hereof).

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                          AMERICAN PREPAID PROFESSIONAL
                                            SERVICES, INC.

                                          By:     /s/  SHARON S. GRAHAM
                                          --------------------------------------
                                          Title: Chief Financial Officer

                                          COMPDENT CORPORATION (f/k/a APPS
                                            Dental, Inc.)

                                          By:     /s/  SHARON S. GRAHAM
                                          --------------------------------------
                                          Title: Chief Financial Officer

Revolving Credit                               FIRST UNION NATIONAL BANK OF
Commitment:                                    NORTH CAROLINA, as Agent and as Lender
$35,000,000

                                               By:           /s/  ANN M. DODD
                                               -----------------------------------------------
                                               Title: Senior Vice President

Revolving Credit                               NATIONSBANK, N.A. (SOUTH)
Commitment:
$20,000,000
                                               By:            /s/  LAURA GRAY
                                               -----------------------------------------------
                                               Title: Vice President